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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 19, 1998, relating to the balance sheet of Ancor Communications, Incorporated as of December 31, 1997, and the related statements of operations, shareholder's equity, and cash flows for each of the two years in the period ended December 31, 1997, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                         /s/ McGladrey & Pullen, LLP

St. Paul, Minnesota
April 1, 1999